UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2016

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01	Completion of Acquisition or Disposition of Assets.
On July 1, 2016, Univest Corporation of Pennsylvania (“Univest”), parent company of Univest Bank and Trust Co. (“Univest Bank”), completed its acquisition of Fox Chase Bancorp, Inc. (“Fox Chase”) and Fox Chase Bank, the wholly owned banking subsidiary of Fox Chase. The merger of Fox Chase with and into Univest, with Univest as the surviving corporation (the “Merger”), and the merger of Fox Chase Bank with and into Univest Bank, with Univest Bank as the surviving bank, were effected pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”) dated December 8, 2015.
Pursuant to the Merger Agreement, each share of Fox Chase common stock, par value $0.01 per share (“Fox Chase Common Stock”), was cancelled and converted into the right to receive either (i) 0.9731 shares of Univest common stock, par value $5.00 per share (“Univest Common Stock”), or (ii) $21.00 in cash, with any fractional share entitled to payment in cash, subject to the overall limitation that 60% of the outstanding shares of Fox Chase Common Stock be converted into shares of Univest Common Stock and the remaining outstanding shares of Fox Chase Common Stock be converted into cash. As a result, Univest has issued approximately 6,871,676 shares of Univest Common Stock and paid $98,862,876 in cash to the former shareholders of Fox Chase. Fox Chase stock options outstanding at the effective time of the Merger were cancelled and exchanged for cash in the aggregate amount of approximately $4,190,000.
Based on 11,769,390 shares of Fox Chase Common Stock outstanding immediately prior to the effective time of the Merger, the election results are as follows:

●	holders of approximately 2,030,990 shares of Fox Chase Common Stock (approximately 17.3% of outstanding shares) validly elected to receive the stock consideration;

●	holders of approximately 8,688,697 shares of Fox Chase Common Stock (approximately 73.8% of outstanding shares) validly elected to receive the cash consideration; and

●	holders of approximately 1,049,703 shares of Fox Chase Common Stock (approximately 8.9% of outstanding shares) did not make a valid election.
The election results are preliminary and may change based on the final accounting being performed by the exchange agent.
Applying the allocation and proration procedures specified in the Merger Agreement to these election results:

●	Fox Chase shareholders who made a valid election to receive the stock consideration for their shares of Univest Common Stock will receive only the stock consideration;

●
Fox Chase shareholders who made a valid election to receive the cash consideration for their shares of Fox Chase Common Stock will receive a combination of cash and Univest Common Stock. For such shareholders, approximately 54.2% of their Fox Chase shares will convert into the cash consideration and approximately 45.8% of their Fox Chase shares will convert into the stock consideration; and

●	Fox Chase shareholders who did not make a valid election will receive only the stock consideration for their Fox Chase shares.
Cash in lieu of a fractional share of Univest Common Stock will be paid based on a price of $21.02 per share of Univest Common Stock.
Fox Chase shareholders who did not make a valid election will receive a letter of transmittal to surrender their Fox Chase stock certificates, if applicable, in exchange for the merger consideration each shareholder is entitled to receive. Fox Chase shareholders with questions regarding their individual election results should contact the exchange agent for the transaction, Broadridge Corporate Issuer Solutions, at (866) 321-8021 (toll-free).
The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to Univest’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 11, 2015, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 1, 2016, Univest completed the issuance of $45.0 million in aggregate principal amount of Fixed-to-Floating Rate Subordinated Notes Due 2026 (the “Notes”) in a private placement transaction to institutional accredited investors. The Notes were issued by Univest pursuant to a Note Subscription Agreement, dated June 17, 2016, among Univest and the institutional accredited investors identified therein, and an Issuing and Paying Agency Agreement, dated July 1, 2016 (the “IPAA”), between Univest and U.S. Bank National Association, as the issuing and paying agent.
The net proceeds of the offering approximated $44.5 million and will be used for general corporate purposes, including but not limited to, contribution of capital to Univest Bank, and to support both organic growth as well as acquisitions in Univest’s non-banking lines of business, should such opportunities arise. The Notes are expected to qualify as Tier 2 capital for regulatory capital purposes, subject to applicable limitations.
The Notes will bear interest at an annual fixed rate of 5.00% from and including the date of issuance until June 30, 2021 (or any early redemption date), with the first interest payment on the Notes occurring on December 30, 2016 and interest payments occurring semi-annually thereafter each June 30 and December 30, to but excluding June 30, 2021. From and including June 30, 2021 to but excluding the maturity date of June 30, 2026 (or any early redemption date), the Notes will bear interest at an annual rate equal to three-month LIBOR plus 3.90%, payable quarterly in arrears on each March 30, June 30, September 30 and December 30. Beginning with the interest payment date of June 30, 2021, Univest has the option on each interest payment date, subject to approval of the Federal Reserve Board, to redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the redeemed Notes, plus accrued and unpaid interest to the date of the redemption. Univest may also redeem the Notes, in whole but not in part, at any time upon the occurrence of certain tax, regulatory capital and Investment Company Act of 1940 Act events, subject in each case to the approval of the Federal Reserve. As more completely provided for in the IPAA and the Notes, the indebtedness evidenced by the Notes, including the principal and interest, is unsecured and subordinate and junior in right of payment to all of Univest’s senior indebtedness from time to time outstanding, and is effectively junior in right of payment to general creditors and depositors of Univest Bank. The IPAA also contains provisions and additional detail related to redemption features and other matters pertaining to the Notes.
The IPAA and the form of Note are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively. The above summaries of the IPAA and the Notes do not purport to be a complete description of such documents and are qualified in their entirety by reference to the documents attached hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 1, 2016, in connection with the Merger and pursuant to the terms of the Merger Agreement, Univest expanded the size of its Board of Directors to appoint three former Fox Chase directors, Thomas M. Petro, Roger H. Ballou, and Todd S. Benning. Messrs. Petro, Ballou and Benning have not yet been named to a Board committee.
Mr. Petro has been President and Chief Executive Officer of Fox Chase Bank since June 2005. Before joining Fox Chase Bank, Mr. Petro served as President and Chief Executive Officer, of Northeast Pennsylvania Financial Corp. and its principal subsidiary, First Federal Bank in Hazelton, Pennsylvania. Before joining First Federal Bank, Mr. Petro was a principal with S.R. Snodgrass, LLC.  Mr. Petro also served as Executive Vice President of the Bryn Mawr Trust Company, President of the Bryn Mawr Brokerage Company and Chairman of Bryn Mawr Asset Management. He began his banking career with Mellon Bank in Pittsburgh, Pennsylvania. Mr. Petro is Chair of the Audit Committee of Eastern University.  He is an appointee of the Federal Reserve Board of Governors to the Community Depository Institution Advisory Council and past Chairman of the Pennsylvania Bankers Association.  Mr. Petro is a graduate of Point Park College in Pittsburgh, Pennsylvania and holds both a B.S. Business Management and an A.S. Banking.
Mr. Ballou served until January 2011 as the President and Chief Executive Officer and a director of CDI Corporation (NYSE: CDI), a company that offers engineering, information technology and professional staffing solutions. Before joining CDI, Mr. Ballou served as Chairman and Chief Executive Officer of Global Vacation Group and as a senior advisor to Thayer Capital Partners. Previously, he was President and Chief Operating Officer of Alamo Rent-a-Car. Before joining Alamo, for more than 16 years, he held several positions with American Express, culminating in his appointment as President of the Travel Services Group. Mr. Ballou is also a director of Alliance Data Systems (NYSE: ADS) and RCM Technologies, Inc. (Nasdaq:  RCMT).  Mr. Ballou received a B.S. in Economics from the University of Pennsylvania’s Wharton School and an M.B.A. from the Dartmouth College’s Amos Tuck School.
Mr. Benning is a founding stockholder of Dunlap & Associates, PC, a full-service certified public accounting firm located in Chalfont, Pennsylvania. He serves as the firm’s Director of Taxation and has over thirty years of experience in public accounting. Mr. Benning earned a Master of Taxation degree from Villanova University and is a graduate of Geneva College where he earned degrees in Accounting and Business Administration.
Additionally, Univest and Univest Bank appointed Roger S. Deacon, age 52, as Senior Executive Vice President and Chief Financial Officer of Univest and Univest Bank, effective July 1, 2016. Mr. Deacon has served as Executive Vice President and Chief Financial Officer of Fox Chase since April 2008. From July 2007 to March 2008, Mr. Deacon served as Executive Vice

President and Chief Accounting Officer of Fox Chase. From October 2005 to June 2007, Mr. Deacon was Senior Vice President and Chief Financial Officer for NOVA Financial Holdings, Inc., a privately held bank holding company, and its principal subsidiary NOVA Savings Bank. From January 2001 to September 2005, Mr. Deacon served as Chief Financial Officer for I4 Commerce, a privately held financial services company that provided services through its Bill Me Later product. Previously, he was Senior Vice President of Finance at First USA Bank (now part of J.P. Morgan Chase) where he was responsible for all financial planning for its credit card business, which grew from $2 billion to $70 billion in managed assets. He began his career with Price Waterhouse, where he served as an Audit Manager in their Financial Services Practice Group. Mr. Deacon holds a B.S. in Business Administration from Bucknell University, majoring in Accounting with a concentration in Finance.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.
(b) Pro forma financial information.
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.
(c) Not applicable
(d) Exhibits

Exhibit No.	Description of Document

2.1
Agreement and Plan of Merger, dated as of December 8, 2015, between Univest Corporation of Pennsylvania and Fox Chase Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on December 11, 2015).

4.1	Issuing and Paying Agency Agreement, dated July 1, 2016, between Univest Corporation of Pennsylvania and U.S. Bank National Association, as the issuing and paying agent.

4.2	Form of Fixed-to-Floating Subordinated Note due 2026.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Michael S. Keim
Name:	Michael S. Keim
Title:	Senior Executive Vice President
July 1, 2016

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1
Agreement and Plan of Merger, dated as of December 8, 2015, between Univest Corporation of Pennsylvania and Fox Chase Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the SEC on December 11, 2015).

4.1	Issuing and Paying Agency Agreement, dated July 1, 2016, between Univest Corporation of Pennsylvania and U.S. Bank National Association, as the issuing and paying agent.

4.2	Form of Fixed-to-Floating Subordinated Note due 2026.